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Exhibit 1.1

Deja Foods, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
AUTHORIZED: 10,000,000 COMMON SHARES, $.001 PAR VALUE

SEE REVERSE FOR
CERTAIN DEFINITIONS

NUMBER:	CUSIP:

          This Certifies That

          Is The Owner Of

FULLY PAID AND NON-ASSESSABLE SHARES, $.001 PAR
VALUE, OF

Deja Foods, Inc.

    transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

    In Witness Whereof, the Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and the facsimile seal of the Corporation to be duly affixed hereto.

    DATED:

/s/ RICK SAPERSTEIN Rick Saperstein Secretary	/s/ DAVID FOX David Fox Chief Executive Officer

Deja Foods, Inc.
Corporate Stock Transfer, Inc.
Transfer Fee: As Required

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM as tenants in common

        TEN ENT as tenants by the entireties

        JT TEN as joint tenants with right of survivorship and not as tenants in common

        UNIF GIFT MIN ACT—Custodian for (Cust.) (Minor) under Uniform Gifts to Minors Act of (State)

        Additional abbreviations may also be used though not in the above list.

        For value received                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

        Please print or type name and address of assignee

                                                          Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

        Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

        Dated

SIGNATURE	X
GUARANTEED:
X

        THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.

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  Exhibit 1.1